EXHIBIT 99.2
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                                INDEPENDENT AUDITORS' REPORT


   Shareholders and Board of Directors
   Rubbermaid Incorporated:

   We have audited the consolidated balance sheets of Rubbermaid Incorporated and subsidiaries (the Company) as of January 1, 1999, and December 31, 1997 and 1996, and the related consolidated statements of earnings, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended January 1, 1999 (the consolidated financial statements are not included herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rubbermaid Incorporated and subsidiaries as of January 1, 1999, and December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended January 1, 1999, in conformity with generally accepted accounting principles.

                                /s/ KPMG LLP

   Cleveland, Ohio

   February 5, 1999, except as to note 15,
      which is as of March 24, 1999